UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      February 10, 2011 (February 9, 2011)
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 9, 2011, the registrant entered into an underwriting agreement (“Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several underwriters listed in Schedule II thereto, relating to the offer and sale of $400 million aggregate principal amount of the registrant’s 5.75% Senior Notes due August 15, 2021 (“Notes”). The Notes are being offered and sold pursuant to the registrant’s effective shelf registration statement on Form S-3 (File No. 333-166058) and prospectus supplement, dated February 9, 2011. The sale of the Notes is expected to close on February 14, 2011, subject to customary closing conditions.
The foregoing descriptions of the Underwriting Agreement and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement and the form of the Notes, which are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference. A copy of the opinion and consent of Jonathan D. Kantor, Executive Vice President, General Counsel and Secretary of the registrant relating to the legality of the Notes to be issued and sold in the offering is filed as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits: See Exhibit Index.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: February 10, 2011	By	/s/ D. Craig Mense
(Signature)

D.Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Underwriting Agreement, dated February 9, 2011, among CNA Financial Corporation and J. P. Morgan Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several underwriters listed in Schedule II thereto

4.1	Form of 5.75% Note due August 15, 2021

5.1	Opinion of Jonathan D. Kantor, Esq.

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Jonathan D. Kantor, Esq. (included as part of Exhibit 5.1)